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                                                                     Exhibit 4.4

                   WAIVER, DIRECTION AND AMENDMENT NUMBER ONE

                                       RE:
                            THE KROLL-O'GARA COMPANY
           $35,000,000 SENIOR NOTES DUE MAY 31, 2003 ISSUED UNDER THE
    AMENDED AND RESTATED NOTE PURCHASE AGREEMENT DATED AS OF MARCH 30, 2001

                                                      Dated as of April 20, 2001


THE KROLL-O'GARA COMPANY
9113 LeSaint Drive
Fairfield, Ohio  45014

To the Persons named on ANNEX 1 hereto

Ladies and Gentlemen:

         Reference is made to the Senior Notes due May 31, 2003 (the "NOTES") of The Kroll O'Gara Company, an Ohio corporation (together with its successors and assigns, the "COMPANY"), in the aggregate principal amount of $35,000,000 outstanding under separate Amended and Restated Note Purchase Agreements, each dated as of March 30, 2001 (collectively, the "NOTE AGREEMENT"), between the Company and each of the parties listed on ANNEX 1 hereto (collectively, together with their respective successors and assigns, the "NOTEHOLDERS"). All terms not otherwise defined herein are used with the same meaning as set forth in the Note Agreement. Pursuant to a Stock Purchase Agreement (the "STOCK PURCHASE AGREEMENT") in the form attached hereto as ANNEX 2, the Company intends to consummate a transaction (the "STOCK SALE") whereby the Company will sell, and Bengal Acquisition Corp. will purchase the Securities (as described in the Stock Purchase Agreement). The Company hereby requests that the Noteholders waive certain rights under the Note Agreement and instruct the Collateral Agent to release certain collateral, all as more particularly set forth herein.

         1. WAIVER AND DIRECTION. Subject to the terms and conditions set forth in Section 3 hereof,, and based upon information furnished by the Company to the Noteholders, each of the undersigned Noteholders hereby (a) agrees to waive its rights to take any action under the Note Agreement as a result of any Event of Default resulting from the Company's failure to comply with Section 8.19 of the Note Agreement due solely to the Stock Sale and (b) instructs the Collateral Agent to release its Lien of the assets and stock of the corporations whose stock is the subject of the Stock Sale contemporaneously with the closing of the Stock Sale.

         2. AMENDMENT TO INTEREST RATE.

                  (a) Effective April 20, 2001 the term "Note Interest Rate" in the Note Agreement is hereby amended to read in full as follows:



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                  "NOTE INTEREST RATE - means, as of any date of determination, a rate per annum equal to (a) if such date is prior to April 12, 2001, 8.56%, (b) if such date is on or after April 12, 2001 and prior to April 20, 2001, the greater of (i) 8.56% or (ii) the Floating Rate as of such date and (c) if such date is on or after April 20, 2001, the greater of (i) 8.56% or (ii) the lesser of (A) the highest interest rate allowed by applicable law on the Notes and (B) the Floating Rate PLUS the Applicable Adjustment Margin as of such date."

                  (b) Effective April 20, 2001 Schedule B to the Note Agreement is hereby amended by adding the following definition in appropriate alphabetical order:

                  "APPLICABLE ADJUSTMENT MARGIN - means, as of any date of determination, an amount equal to the product of (a) one-half of one percent (0.50%) TIMES (b) the number of complete 30 consecutive day periods which shall have expired since April 20, 2001 as of such date of determination."

         3. EFFECTIVENESS OF WAIVER AND DIRECTION; EFFECT UPON OTHER PROVISIONS OF THE NOTE AGREEMENT AND THE NOTES.

                  (a) The waiver and direction set forth in Section 1 above is subject to satisfaction of each of the following conditions:

                           (i) the full execution and the delivery of this
                  letter agreement by the Company and each of the Noteholders;

                           (ii) contemporaneously with the closing of the Stock
                  Sale, the Company shall prepay, pursuant to Section 6.2 of the Note Agreement, Notes in aggregate principal amount of not less than the greater of (A) $15,123,500 and (B) an amount equal to 43.21% of (1) the cash portion of the purchase price actually received at the closing by the Seller (as defined in the Stock Purchase Agreement) under the Stock Purchase Agreement minus (2) $3,000,000;

                           (iii) the execution, delivery and effectiveness of an
                  agreement, signed by KeyBank National Association (the "BANK"), party to the Bank Loan Agreement, in form and substance satisfactory to each of the Noteholders containing
                  (A) a waiver on behalf of the Bank, identical in substance to the waiver set forth in Section 1 hereof, with respect to
                  Section 7.13 of the Bank Loan Agreement and (B) a direction to the Collateral Agent identical in substance to the direction set forth in Section 1 hereof;

                           (iv) the warranties and representations contained in
                  Section 4 hereof being true on and as of the date hereof;

                           (v) any and all shares of capital stock of Armor
                  Holdings, Inc. ("AHI") or any other Person received by the Company or any of its Affiliates in connection with the Stock Sale shall have been pledged to the Collateral Agent pursuant to a pledge agreement in form and substance reasonably satisfactory to


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                  the Noteholders and the Bank and such shares will be released by the Collateral Agent upon sales by the Company pursuant to the terms of the Stock Purchase and payment of the proceeds of such sales as provided in Section 3(b)(i)(A) below; and

                           (vi) the closing of the Stock Sale shall have been
                  completed on or before the Termination Date (as such term is defined in the Stock Purchase Agreement).

                  (b) The Company agrees that the waiver set forth in
         Section 1(a) shall remain in effect if and so long as the Company

                           (i) prepays, pursuant to the provisions of Section
                  6.2 of the Note Agreement, the following principal amounts of
                  Notes:

                                    (A) upon receipt by the Company of any
                  proceeds from the sale of shares of capital stock of AHI or payments made by AHI as Tranche One Deficit or Tranche One Excess amounts pursuant to the provisions of Section 3 of
                  Schedule 2.6 of the Stock Purchase Agreement, in each case received as consideration by it in connection with the Stock Sale, a principal amount of Notes equal to 43.21% of such proceeds or amounts as the case may be, and

                                    (B) within sixty (60) days of the closing of
                  the Stock Sale, a principal amount of Notes equal to the difference (if a positive number) between (1) $6,481,500 and
                  (2) an amount equal to 43.21% of the aggregate proceeds received by the Company from each sale of one or more shares of such capital stock of AHI within the sixty (60) day period immediately following the closing of the Stock Sale and paid by the Company pursuant to clause (A) above;

                           (ii) On or before sixty (60) days immediately
                  following the closing of the Stock Sale the Company pays in full the entire outstanding principal amount of the Notes together with interest thereon.

                  (c) It is further agreed and understood that (i) the amounts contemplated to be so paid shall be considered due and payable on each of such dates and (ii) the failure of the Company to pay the amounts due on the Notes as provided in clause (b) above shall constitute an immediate Event of Default.

                  (d) The execution, delivery and effectiveness of this letter agreement shall not be deemed, except as expressly provided herein, (i) to operate as a waiver of any right, power or remedy of the Noteholders under the Note Agreement or the Notes, nor constitute a waiver of any provision thereunder, or (ii) to prejudice any rights which any Noteholder now has or may have in the future under or in connection with the Note Agreement, the Notes or any other documents referred to therein. Except as specifically set forth above, all terms and conditions of the Note Agreement shall remain unchanged and in full force and effect.



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         4. WARRANTIES AND REPRESENTATIONS. To induce you to enter into this letter agreement, the Company warrants and represents, as of the date hereof, as follows:

                  (a) No Default or Event of Default has occurred or is continuing (other than the Event of Default which will be waived by the execution, delivery and effectiveness of this letter agreement and the agreements described in Section 3 hereof), nor does any event or condition exist that, upon the execution, delivery and effectiveness of this letter agreement, would constitute a Default or an Event of Default;

                  (b) Except for an amendment to the interest rate in the Bank Loan Agreement which is the same as the amendment set forth in Section 2 above, the Bank will not receive, directly or indirectly, any fee, interest rate adjustment or other remuneration for the waiver or direction under the agreement described in Section 3(a)(iii) hereof; and

                  (c) The assets of the corporations whose stock is the subject of the Stock Purchase Agreement are the assets (other than the Excluded Assets) of the Company's Security Products and Services Group described in the Company's Preliminary Proxy Statement filed September 19, 2000 with the Securities and Exchange Commission. Excluded Assets means the assets and capital stock of Securify, Inc., O'Gara Laura Automotive Group, O'Gara Security Systems, O'Gara-Hess & Eisenhardt CIS and certain other entities which have no assets or business operations.

         5. PAYMENT OF FEES AND EXPENSES. In accordance with Section 13.1 of the Note Agreement, the Company shall pay or, if paid by the Noteholders, reimburse the Noteholders for, all out-of-pocket fees, costs and expenses paid or incurred by any Noteholder in connection with the negotiation, preparation, drafting, implementation, actual or proposed amendment or modification, administration and enforcement of this letter agreement, the Note Agreement and the Notes.

         6. COUNTERPARTS. This letter agreement and all acceptances hereof may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.



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                                          Very truly yours,

                                          THE KROLL-O'GARA COMPANY

                                          By:
                                              ----------------------------
                                          Name:
                                          Title:

ACCEPTED AND AGREED:
--------------------

CONNECTICUT GENERAL LIFE INSURANCE COMPANY
BY:      CIGNA INVESTMENTS, INC. (AUTHORIZED AGENT)

         By:
             ------------------------------
         Name:
         Title:

LIFE INSURANCE COMPANY OF NORTH AMERICA
BY:      CIGNA INVESTMENTS, INC. (AUTHORIZED AGENT)

         By:
             -------------------------------
         Name:
         Title:

LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

By:
    ---------------------------------
Name:
Title:



         [Signature Page to Waiver, Direction and Amendment Number One]


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MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
BY:      DAVID L. BABSON & COMPANY INC.
         ITS INVESTMENT ADVISER


By:
   --------------------------------
Name:
Title:

THE TRAVELERS INSURANCE COMPANY


By:
    -------------------------------
Name:
Title:

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA


By:
    -------------------------------
Name:
Title:



         [Signature Page to Waiver, Direction and Amendment Number One]

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                                     ANNEX 1

                                   NOTEHOLDERS
                                   -----------


Connecticut General Life Insurance Company
c/o CIGNA Investments, Inc.
900 Cottage Grove Road
Hartford, Connecticut 06152-2307


Life Insurance Company of North America
c/o CIGNA Investments, Inc.
900 Cottage Grove Road
Hartford, Connecticut 06152-2307


Lincoln Life & Annuity Company of New York
c/o Delaware Lincoln Investment Advisers
200 East Berry Street
Fort Wayne, IN  46802-2706
Attn: Private Placements


Massachusetts Mutual Life Insurance Company
1295 State Street
Springfield, MA 01111
Attn:  Securities Investment Division


The Travelers Insurance Company
One Tower Square, 9PB
Hartford, CT 06183-2030
Attn: Investment Group-Private Placement 9PB


The Guardian Life Insurance Company of America
7 Hanover Square
New York, NY 10004-2616
Attn: Thomas M. Donohue
Investment Department 20-D


                                   Annex 1-1

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                                     ANNEX 2

                            STOCK PURCHASE AGREEMENT
                            ------------------------








                                   Annex 2-1